EXHIBIT 5.1


          [LETTERHEAD of FRIED, FRANK, HARRIS, SHRIVER & JACOBSON]




March 31, 1999

theglobe.com, inc.
31 West 21st Street
New York, New York 10010

                   Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We are acting as special counsel to theglobe.com, inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 361,017 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, issuable pursuant to (1) the Company's 1999 Employee Stock Purchase Plan - (200,000 shares); (11) options granted under the factorymall.com, inc. ("factorymall") 1998 Stock Option Plan which were converted from options to purchase shares of common stock of factorymall into options to purchase Shares of the Company pursuant to the Agreement and Plan of Merger, dated as of February 1, 1999, by and among the Company, factorymall, Nirvana Acquisition Corp. and certain shareholders thereof - (41,017 shares); and (111) options granted to James McGoodwin, Kevin McKeown and Mark Tucker on February 1, 1999 - (120,000 shares).

     We have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon certificate and statements of public officials, officers or representatives of the Company and others.

     Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the Plans, will be validly issued, fully paid and non-assessable.

     The opinion expressed herein is limited to the federal laws of the United States, and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                 Very truly yours,

                               FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                               By: /s/ Stuart H. Gelfond
                                  ---------------------------------
                                       Stuart H. Gelfond